Exhibit 99.1

Calavo Growers, Inc. Announces Preliminary Third Quarter 2021 Results

Third Quarter Earnings Call Scheduled for September 8, 2021

SANTA PAULA, Calif., August 4, 2021—Calavo Growers, Inc. (Nasdaq-GS: CVGW), a global avocado-industry leader and provider of value-added fresh food, announced today that after an initial review of its third quarter 2021 operating results, the Company now expects revenue to be between $275 million and $285 million, near the low end of its previously announced range, while adjusted EBITDA (a non-GAAP financial measure) is expected to be in the range of $0 to $2 million, below its previously announced range of $11 million to $15 million. Calavo’s third quarter 2021 results will be reported on September 8, 2021, and the Company will hold its earnings call the same day.

The revised adjusted EBITDA estimated range is largely due to gross margins that are below the Company’s previous expectations. The Company’s original forecast reflected near-term inflationary pressures on labor, raw materials and freight, as previously discussed. However, these pressures as well as delays in the Mexican and Californian avocado crops were more acute than anticipated. The delay in the Mexican summer crop and slow start to the California season resulted in limited supplies of the most desirable fruit (both in sizes and quality) which affected the Company’s avocado margins. In the Company’s Renaissance Food Group labor shortages impacted throughput and increased the cost of labor. Raw material costs and freight costs remained higher and for longer than expected, impacting all segments.

The Company expects that a number of these pressures will continue into the fourth quarter, but that by the end of the calendar year many of them will be mitigated through a combination of pricing initiatives and the implementation of internal operational efficiencies.

Third Quarter 2021 Conference Call and Webcast

Calavo will release financial results for the third quarter ended July 31, 2021 after the market closes on Wednesday, September 8, 2021.

A conference call and audio webcast with analysts and investors will be held that afternoon at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time, to discuss the results and answer questions.

●	Live conference call: 877-407-3982 (domestic) or 201-493-6780 (international) with conference ID: 13722246.
●	Live and archived webcast will be available on the Events and Presentations page of Calavo’s investor relations website at http://ir.calavo.com.

Calavo Growers, Inc.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure adjusted EBITDA, which is not determined in accordance with U.S. generally accepted accounting principles, or “GAAP.”

EBITDA is defined as net income (loss) attributable to Calavo Growers, Inc. excluding (1) interest income and expense, (2) income tax (benefit) provision, (3) depreciation and amortization and (4) stock-based compensation expense. Adjusted EBITDA is EBITDA with further adjustments for (1) non-cash net losses recognized from unconsolidated entities, (2) goodwill impairment, (3) write-off of long-lived assets, (4) acquisition-related costs, (5) restructuring and certain severance costs, (6) certain litigation and other related costs, and (7) one-time items. Adjusted EBITDA is a primary metric by which management evaluates the operating performance of the business, on which certain operating expenditures and internal budgets are based. The adjustments to calculate EBITDA and adjusted EBITDA are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded.

The Company is not able to provide a reconciliation of expected adjusted EBITDA to expected net income (loss) attributable to Calavo Growers, Inc., the most directly comparable GAAP measure, due to the unknown effect, timing, and potential significance of the effects of non-cash income and losses associated with unconsolidated entities, among others. These items have in the past, and may in the future, significantly affect GAAP results in a particular period.

Non-GAAP information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP. Adjusted EBITDA is not presented as a measure of liquidity. The way the Company measures adjusted EBITDA may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in Company agreements.

About Calavo Growers, Inc.

Calavo Growers, Inc. is a global avocado-industry leader and provider of value-added fresh food serving retail grocery, foodservice, club stores, mass merchandisers, food distributors and wholesalers worldwide. The Company’s Fresh segment procures and markets fresh avocados and select other fresh produce, including tomatoes and papayas. The Renaissance Food Group (RFG) segment creates, markets and distributes a portfolio of healthy, fresh foods, including fresh-cut fruit, fresh-cut vegetables and prepared foods. The Foods segment manufactures and distributes guacamole and salsa. Founded in 1924, Calavo’s fresh food products are sold under the respected Calavo brand name as well as Garden Highway, Chef Essentials and a variety of private label and store brands.

Safe Harbor Statement

This press release contains statements relating to future events and results of Calavo (including the preliminary estimated ranges set forth in this press release and other projections and business trends) that are "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. The preliminary estimated ranges set forth in this press release are based on Calavo’s good faith estimates and are subject to the completion of the Company’s financial reporting processes and independent registered public accounting firm review

Calavo Growers, Inc.

procedures. These statements are based on our current expectations and are not promises or guarantees. If any of the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Calavo may differ materially from those expressed or implied by such forward-looking statements and assumptions. The use of words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.

Risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements include, but are not limited to, the following: the completion of our financial reporting processes and independent registered public accounting firm review procedures, the impact of the COVID-19 pandemic on our business, results of operations, and financial condition, including, but not limited to, disruptions in the manufacturing of our products and the operations of the related supply chains supporting our ability to deliver our products to consumers, impacts on our employees and uncertainty regarding our ability to implement health and safety measures for our employees, uncertainties regarding consumer demand for our products in light of COVID-19, impact on our food service customers, increased costs that we must incur as a result of COVID-19, the impact of governmental trade restrictions imposed as a result of COVID-19 and the possible adverse impact of COVID-19 on our goodwill and other intangible assets; seasonality of our business; sensitivity of our business to changes in market prices of avocados and other agricultural products and other raw materials including fuel, packaging and paper; potential disruptions to our supply chain; risks associated with potential future acquisitions, including integration; potential exposure to data breaches and other cyber-attacks on our systems or those of our suppliers or customers; dependence on large customers; dependence on key personnel and the ability of our management team to work together successfully; potential for labor disputes; reliance on co-packers for a portion of our production needs; competitive pressures, including from foreign growers; risks of recalls and food-related injuries to our customers; changing consumer preferences; the impact of environmental regulations, including those related to climate change; our ability to develop and transition new products and services and enhance existing products and services to meet customer needs; risks associated with doing business internationally (including possible restrictive U.S. and foreign governmental actions, such as restrictions on transfers of funds and COVID-19 and trade protection measures such as import/export/customs duties, tariffs and/or quotas and currency fluctuations); risks associated with receivables from, loans to and/or equity investments in unconsolidated entities, including FreshRealm; volatility in the value of our common stock; the impact of macroeconomic trends and events; and the resolution of pending investigations, legal claims and tax disputes.

For a further discussion of these risks and uncertainties and other risks and uncertainties that we face, please see the risk factors described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made only as of the date of this press release, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Financial Profiles, Inc.

Lisa Mueller, Senior Vice President

310-622-8231

calavo@finprofiles.com